EXHIBIT (a)(q)
GREENWICH STREET SERIES FUND
AMENDMENT NO. 10
TO
THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMEMT
     AMENDMENT NO. 10 to the First Amended and Restated Master Trust Agreement dated as of October 14, 1998 (as amended to date, the “Agreement”) of Greenwich Street Series Fund (the “Trust”), made as of the 1st day of April 2006.
WITNESSETH:
     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and
     WHEREAS, a majority of the Trustees voted, effective May 1, 2006, to change the name of the Trust from Greenwich Street Series Fund to Legg Mason Partners Variable Portfolios II;
     WHEREAS, a majority of the Trustees voted, effective May 1, 2006, to change the name of the Sub-Trusts from Appreciation Portfolio to Legg Mason Partners Variable Appreciation Portfolio; Capital and Income Portfolio to Legg Mason Partners Variable Capital and Income Portfolio; Diversified Strategic Income Portfolio to Legg Mason Partners Variable Diversified Strategic Income Portfolio; Fundamental Value Portfolio to Legg Mason Partners Variable Fundamental Value Portfolio; Equity Index Portfolio to Legg Mason Partners Variable Equity Index Portfolio; Salomon Brothers Variable Aggressive Growth Fund to the Legg Mason Partners Variable Aggressive Growth Portfolio; and Salomon Brothers Variable Growth & Income Fund to the Legg Mason Partners Variable Growth & Income Portfolio; and
     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 10 to the Agreement;
     NOW, THEREFORE, effective May 1, 2006, the Agreement is hereby amended as follows:
     1. Article I, Section 1.1 of the Agreement is hereby deleted and replaced with the following:
     Section 1.1 Name. This Trust shall be known as “Legg Mason Partners Variable Portfolios II” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.
     2. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and Classes, the Trustees hereby establish and designate the following Sub-Trusts and Classes thereof: the Legg Mason Partners Variable Diversified Strategic Income Portfolio; the Legg Mason Partners Variable Equity Index Portfolio (which shall consist of 2 classes designated as Class I and Class II Shares); the Legg Mason Partners Variable Growth & Income Portfolio (which shall consist of 2 classes designated as Class I and Class II Shares); the Legg Mason Partners Variable Appreciation Portfolio; the Legg Mason Partners Variable Fundamental Value Portfolio; the Legg Mason Partners Variable Aggressive Growth Portfolio (which shall consist of 2 classes designated as Class I and Class II Shares); Legg Mason Partners Variable Capital and Income Portfolio (which shall consist of 1 class designated as Class II Shares);. The Shares of such Sub-Trusts and Classes thereof and any Shares of any further Sub-Trusts or Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or Class at the time of establishing and designating the same) have the following relative rights and preferences:
     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

GREENWICH STREET SERIES FUND
By:
Name:	Michael Kocur
Title:	Assistant Secretary